UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 6, 2012

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GOLDEN RIVER RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	0-16097	98-007697
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Level 8, 580 St Kilda Road, Melbourne, Victoria Australia 3004
(Address of Principal Executive Office) (Zip Code)

61-3-8532-2860
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:    Entry into a Material Definitive Agreement

On February 6, 2012, Golden River Resources Corporation (“Golden River”) entered into a Share Purchase Agreement with Igneous Capital Limited (“Igneous”), Northern Capital Resources Corp (“NCRC”) and Joseph Isaac Gutnick (“Gutnick”) whereby Golden River agreed to sell 10,783,145 common shares in Acadian Mining Corporation (being a 19.9% interest) to Igneous for proceeds of CDN$1,617,471.15. Closing occurred on February 7, 2102.

Following closing Golden River will continue to hold 52% of the issued and outstanding common shares of Acadian.

As part of the arrangements, Golden River has agreed to use its reasonable efforts to cause a nominee of Igneous to be appointed to the Board of Directors of Acadian and for one of Golden River’s nominees to resign as a director of Acadian.

Golden River provided certain representations and warranties to Igneous and the performance by Golden River of those representations and warranties has been guaranteed by NCRC and Gutnick.

The description of the Share Purchase Agreement that is contained in this Form 8-K is qualified in its entirety to the text of the actual agreement that is filed as an exhibit hereto.

Item 2.01    Completion of Acquisition or Disposition of Assets

The information set forth above in response to Item 1.01 is hereby incorporated herein by this reference.

Item 9.01:    Financial Statement and Exhibits

99.1           Share Purchase Agreement dated February 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN RIVER RESOURCES CORPORATION (Company)

By:

/s/ Peter Lee
Peter Lee Secretary

Dated: February 7, 2012